UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March 16, 2007

Date of earliest event reported:  March 13, 2007

NORTHWEST AIRLINES CORPORATION

(Debtor-in-Possession)

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Northwest Airlines, Inc. (“Northwest”), the principal operating subsidiary of Northwest Airlines Corporation (the “Company”), has amended the Northwest Airlines, Inc. Supplemental Executive Retirement Plan (the “Plan”), under which Northwest has agreed to supplement the pension benefits of certain Northwest executives who participate in the Plan in accordance with an ancillary agreement entered into with each participant.  The Plan amendment was adopted in order to freeze existing benefit accruals under both the final average earnings formula and the cash balance formula of the Plan as of August 31, 2005 and to implement, effective September 1, 2005, an account for each participant that will accumulate pay and interest credits during the periods and in the amounts provided for under each ancillary agreement.  Participants will continue to be entitled to receive their vested benefits under the Plan in a lump-sum payment upon the participant’s termination of employment.  The Plan amendment became effective on March 13, 2007 upon receipt of all required consents to the amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: March 16, 2007